UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 26, 2012

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Compensatory Arrangements of Certain Officers.

On July 26, 2012, Southern Community Financial Corporation (“Southern Community”) and its principal subsidiary, Southern Community Bank and Trust (the “Bank”), entered into amendments to the employment agreements (“EA Amendments”) and salary continuation agreements (“SCA Amendments”) with James Hastings, Chief Financial Officer and, subject to regulatory approval, President and Chief Executive Officer, Merle B. Andrews, Executive Vice President and Senior Operations Officer; and James C. Monroe, Jr., Senior Vice President and Treasurer.

The EA Amendments executed by Messrs. Hastings and Monroe and Ms. Andrews provide for them to be eligible, following the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among Southern Community Financial Corporation, Capital Bank Financial Corp. and Winston 23 Corporation, dated March 26, 2012, as amended on June 25, 2012, to receive severance/retention awards equal to up to $250,000, $200,000 and $200,000, respectively. The severance/retention payments to each of Messrs. Hastings and Monroe and Ms. Andrews are expected be paid, subject to the execution and nonrevocation of a waiver and release, upon the named executive officer’s termination of employment, provided that, if the named executive officer resigns for no reason or is terminated for cause prior to the earlier of (i) the 60th day following the conversion date (as determined by Southern Community or its parent) and (ii) the six month anniversary of the consummation of the merger, he or she is only entitled to 50% of the severance/retention payment. The EA Amendments for Mr. Hastings and Ms. Andrews also provide that each officer, to the full extent permitted by law, will be reimbursed for all of his or her legal fees and expenses, up to a maximum of $200,000, which the officer reasonably incurs as a result of any contest by the officer to enforce any payment provision under his or her employment agreement, if the officer prevails in all material respects. In addition, Mr. Hastings and Ms. Andrews are each subject to (i) a covenant not to solicit employees for a one-year period immediately following the termination of his or her employment and (ii) a covenant not to solicit customers for a two-year period immediately following the termination of his or her employment.

The SCA Amendments with Messrs. Hastings and Monroe and Ms. Andrews provide for payment of all accrued amounts under each officer’s salary continuation agreement upon a change in control, with such payment to be made, subject to the execution and nonrevocation of a waiver and release, in one lump sum 10 days following the completion of the merger.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-two banking offices throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The Nasdaq Global Select Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment Number Two to Employment Agreement of James Hastings dated July 26, 2012

10.2	Amendment Number Three to the Salary Continuation Agreement of James Hastings dated July 26, 2012
10.3	Amendment Number Two to Employment Agreement of Merle B. Andrews dated July 26, 2012
10.4	Amendment Number Two to the Amended and Restated Salary Continuation Agreement of Merle B. Andrews dated July 26, 2012
10.5	Amendment Number Four to the Employment Agreement of James C. Monroe, Jr. dated July 26, 2012
10.6	Amendment Number Four to the Salary Continuation Agreement of James C. Monroe, Jr. dated July 26, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

Date: July 31, 2012	By:	/s/ James Hastings________________
Name: James Hastings
Title: Executive Vice President and Chief Financial Officer